                 THIRD AMENDMENT TO SERIES A STOCK PURCHASE AGREEMENT


    THIS AMENDMENT to the Agreement (as hereinafter defined), is made as of the 26th day of September, 1997, by and among Apollon, Inc., a Pennsylvania corporation (the "Company"), and the Investors signing the signature page hereto (the "Investors").

    WHEREAS, the Company and the Investors wish to amend the Stock Purchase Agreement, dated as of June 25, 1992, and amended as of November 15, 1993 and as of May 1, 1996, by and among the Company and the Investors listed in Exhibit 1(a) thereto (collectively, the "Agreement") as hereinafter provided;

    NOW, THEREFORE, in consideration of the mutual covenants of the Company and the Investors, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors, intending to be legally bound, hereby agree as follows:

         1. The ninth line of Paragraph 7(a) of the Agreement is hereby amended to read as follows:

    "holders of Securities, Series B Securities, Series C Securities, Warrant Stock and AHP Stock, and thereupon (except as expressly..."

         2. The fifteenth line of Paragraph 7(a) of the Agreement is hereby amended to read as follows:

    "and (y) all other shares of Registerable Common Stock, Series B Registerable Common Stock, Series C Registerable Common Stock, shares of Warrant Stock and shares of AHP Stock, the holders..."

         3. The seventh line of Paragraph 7(a)(i) is hereby amended to read as follows:

    "pursuant to this subparagraph 7(a), Section 7.1 of the Series B Agreement,
    Section 7.1 of the Series C Agreement or Section 6.1 of the AHP Agreement (except that, upon request..."

         4. The eighth through twelfth lines of Paragraph 7(a)(ii) are hereby amended to read as follows:

    "Securities, Series B Securities, Series C Securities, Warrant Stock and AHP Stock. In that event, the other holders of Securities, Series B Securities, Series C Securities, Warrant Stock and AHP Stock shall have the right to include their shares of Registerable Common Stock, Series B
    Registerable Common Stock, Series C Registerable Common Stock, Warrant Stock and AHP Stock in the underwriting (unless otherwise mutually agreed by a majority in interest of the holders of the Securities, the Series B Securities, Series C Securities, Warrant Stock and AHP Stock). The managing underwriter for such offering..."

         5. The second line of Paragraph 7(a)(iii) is hereby amended to read as follows:

    "not permit third parties other than holders of Series B Securities, Series C Securities, Warrant Stock and AHP Stock to include additional securities in..."

         6. The third line of Paragraph 7(a)(iii) is hereby amended to read as follows:

    "a majority of the shares of Registerable Common Stock, Series B Registerable Common Stock, Series C Registerable Common Stock and AHP Stock..."

         7.   Paragraph 7(a)(iv) is hereby amended to read as follows:

                   (iv) if a Demand Registration under this paragraph 7(a) is in connection with an underwritten public offering, and if the managing underwriters advise the Company in writing that in their opinion the amount of Registerable Common Stock, Series B Registerable Common Stock, Series C Registerable Common Stock, Warrant Stock and AHP Stock requested to be included in such registration exceeds the amount of such Registerable Common Stock, Series B Registerable Common Stock, Series C Registerable Common Stock, Warrant Stock and AHP Stock which can be successfully sold in such offering, the Company will nevertheless include in such registration, prior to the inclusion of any securities which are not Registerable Common Stock, Series B Registerable Common Stock, Series C Registerable Common Stock, Warrant Stock or AHP Stock (notwithstanding any consent obtained in accordance with subparagraph 7(a)(iii) hereof), the amount of Registerable Common Stock, Series B Registerable Common Stock, Series C Registerable Common Stock, Warrant Stock and AHP Stock requested to be included which in the opinion of such underwriters can be sold, pro rata among the holders of Registerable Common Stock, Series B Registerable Common Stock, Series C Registerable Common Stock, Warrant Stock and AHP Stock requesting inclusion on the basis of the number of shares of Registerable Common Stock, Series B Registerable Common Stock, Series C Registerable Common Stock, Warrant Stock and AHP Stock then owned by such holders; provided, however, that if the holders of Registerable Common Stock are unable to include in such offering at least fifty percent (50%) of the Registerable Common Stock sought to be registered in a Demand Registration under this paragraph 7(a), the holders of Securities will be entitled to an additional Demand Registration under this paragraph;"

         8. The sixteenth through nineteenth lines of Paragraph 7(b)(ii) are hereby amended to read as follows:

    "to sell, (B) second, all of the Registerable Common Stock, Series B Registerable Common Stock, Series C Registerable Common Stock, Warrant Stock and AHP Stock requested to be included in such registration, pro rata among the holders thereof on the basis of the number of shares of Registerable Common Stock, Series B Registerable Common Stock, Series C Registerable Common Stock, Warrant Stock and AHP Stock then owned by such..."

         9. The eighteenth through twentieth lines of Paragraph 7(b)(iii) are hereby amended to read as follows:

    "Registerable Common Stock, Series B Registerable Common Stock, Series C Registerable Common Stock, Warrant Stock and AHP Stock requested to be included in such registration, pro rata among the holders thereof on the basis of the number of shares of Registerable Common Stock, Series B Registerable Common Stock, Series C Registerable Common Stock, Warrant Stock and AHP Stock..."

         10. The fourth and fifth lines of Paragraph 9(n) are hereby amended to read as follows:

    "the Securities, the Series B Securities and the Series C Securities held of record as of a record date between 10 and 90 days prior to such date, voting as a class."

         11. The following definitions are hereby added to the Agreement as Paragraphs 8(bb) and 8(cc):

    "(bb)     "AHP Agreement" means the Securities Purchase Agreement, dated
    September 19, 1997, by and between the Company and A.H. Investments Ltd."

    "(cc)     "AHP Stock" means the shares of Common Stock issued or issuable upon conversion of a convertible note in the aggregate principal amount of $3 million issued and sold by the Company to A.H. Investments Ltd. and the shares of Common Stock issued or issuable upon exercise of a warrant to purchase 150,000 shares of Common Stock sold by the Company to A.H. Investments Ltd. pursuant to the AHP Agreement."

         12. Pursuant to Paragraphs 7(j) and 9(n) of the Agreement, this Amendment shall be effective upon the written consent of the holders of a majority of Securities, Series B Securities and Series C Securities, voting as a class, outstanding as of September 17, 1997 and upon the written consent of the holders of a majority of the Securities then outstanding and shall thereafter be binding upon each holder of Securities, Series B Securities and Series C Securities at the time outstanding (including securities into which such Securities, Series B Securities and Series C Securities are convertible), each future holder of all such securities and the Company. Such written consent shall be evidenced by the signature of the Investors signing this Amendment.

         13. All other terms of the Agreement shall remain in full force and effect.

         14. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute together one and the same instrument.

    IN WITNESS WHEREOF, each of the parties hereto has fully executed this Amendment No. 3 all as of the day and year first above written.

                                  APOLLON, INC.


                                  By: /s/ Vincent R. Zurawski
                                      __________________________
                                      Vincent R. Zurawski, Jr.
                                      President

                                  INVESTORS

                                  DSV PARTNERS IV

                                  By: DSV MANAGEMENT LTD., a New
                                      Jersey Limited Partnership

                                      By: /s/ Morton Collins
                                          ______________________
                                          Morton Collins,
                                          General Partner
                                  Address:  221 Nassau Street
                                            Princeton, NJ 08542
                                  Fax: (609) 683-0174

                                  CENTOCOR, INC.


                                  By: /s/ David P. Holveck
                                      __________________________
                                      David P. Holveck
                                      President
                                  Address:  200 Great Valley Parkway
                                            Malvern, PA 19355
                                  Fax: (610) 651-6331

                                  MAC & CO.
                                  CHANCELLOR VENTURE CAPITAL LP


                                  By:/s/ Howard Goldstein
                                     ___________________________
                                     Name: Howard Goldstein
                                     Title: Managing Director
                                  Address:  c/o Chancellor Capital Management,
                                            Inc.
                                            153 East 53rd Street
                                            25th Floor
                                            New York, NY 10022
                                  Fax:  (212) 891-6684

                                  HARE & CO.
                                  MUNICIPAL EMPLOYEES ANNUITY & BENEFIT FUND
                                    OF CHICAGO


                                  By:/s/ Howard Goldstein
                                     ___________________________
                                     Name: Howard Goldstein
                                     Title: Managing Director
                                  Address:  c/o Chancellor Capital Management,
                                            Inc.
                                            153 East 53rd Street
                                            25th Floor
                                            New York, NY 10022
                                  Fax:  (212) 891-6684

                                  FOCUS & CO
                                  STATE STREET BANK, AS TRUSTEE


                                  By:/s/ David B. Wayne
                                     ___________________________
                                     Name: David B. Wayne
                                     Title: Assistant Vice President
                                  Address:  c/o Chancellor Capital Management,
                                            Inc.
                                            153 East 53rd Street
                                            25th Floor
                                            New York, NY 10022
                                  Fax:  (212) 891-6684

                                  BOOTH & CO.


                                  By:/s/ Carol Buitron
                                     ___________________________
                                     Name:
                                     Title:
                                  Address:  c/o Chancellor
                                            Capital Management, Inc.
                                            153 East 53rd Street
                                            25th Floor
                                            New York, NY 10022
                                  Fax:  (212) 891-6684